ADDENDUM #2 TO THE NOTE
ISSUED FROM FLINT TELECOM GROUP, INC.
TO STEPHEN KEAVENEY
ON SEPTEMBER 24, 2009

This Addendum (this “Addendum”) to the $75,000 Promissory Note dated September 24, 2009 issued from Flint Telecom Group, Inc. (“Flint” or the “Borrower”) to STEPHEN KEAVENEY (the “Holder”) (the “Note”) is entered into is entered into by the Borrower and the Holder to edit certain terms of the Note.

Unless otherwise indicated, terms used herein that are defined in the Note shall have the same meanings herein as in the Note.

WHEREAS, the Parties hereto are replacing the Note for the purposes of clarity and ease of administration and not with the intent of creating a new security.

NOW THEREFORE, the following terms shall be amended and/or added to this Note:

The parties hereto agree to amend the following provisions to the Note as hereinafter provided:

3.(e) The Holder shall have the right to convert any portion of the principal due under this Note into shares of the Borrower's common stock at the lower of $0.01 per share or 50% of the three (3) lowest bid prices of the Borrower’s common stock for the ten (10) trading day prior to the conversion.

Except as herein added or amended, all the terms and conditions of the above referenced Note shall remain in full force and effect.  In the event of any conflict between this Addendum and the Note, the provisions of this Addendum shall prevail.

The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this Addendum as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

BOTH PARTIES HERETO REPRESENT THAT THEY HAVE READ THIS ADDENDUM, UNDERSTAND IT, AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS STATED HEREIN, AND ACKNOWLEDGE RECEIPT OF A SIGNED, TRUE AND EXACT COPY OF THIS ADDENDUM.

IN WITNESS WHEREOF, the parties hereto have agreed to amend the terms and conditions of the Notes as of the Effective Date.

NOTE HOLDER: STEPHEN KEAVENEY                                                                                     FLINT TELECOM GROUP, INC.

By: /s/ Stephen Keaveney                                                                                     By: /s/ Vincent Browne
Name: Stephen Keaveney, individually                                                                      Name: Vincent Browne
                         Title: Chief Executive Officer

Date: October 29, 2010                                                                                        Date: October 29, 2010